March 20, 2013

Samson Oil & Gas Limited Requests Immediate Trading Halt from Australian Securities Exchange Limited

DENVER & PERTH, Australia--(BUSINESS WIRE)-- The following is a letter from Denis Rakich, Company Secretary, Samson Oil & Gas Limited, sent to the Australian Securities Exchange Limited requesting an immediate trading halt to the Company's shares:

20 March 2013

Mr. Wade Baggott
Australian Securities Exchange Limited
Level 8, Exchange Plaza
2 The Esplanade
Perth WA 6000

Via email - TradingHaltsPerth@asx.com.au

Dear Sir,

SAMSON OIL AND GAS LIMITED – REQUEST FOR TRADING HALT

Pursuant to Listing Rule 17.1 Samson Oil & Gas Limited (Company) requests an immediate trading halt to be granted in relation to the Company’s shares (ASX code : SSN), I advise that:

•	The trading halt is necessary for the Company to make an announcement to the market in relation to proposed capital raisings

•	The trading halt is requested until the earlier of 7.00am AWST on Friday 22 March 2013 and the release of an announcement in relation to the proposed capital raisings referred to above

•	The Company is not aware of any reason why a trading halt should not be granted or of any other information necessary to inform the market about the trading halt.

Yours faithfully,
SAMSON OIL AND GAS LIMITED

DENIS RAKICH
Company Secretary

Contacts

Samson Oil & Gas Limited
Terence M. Barr, 303-648-1496

Source: Samson Oil & Gas Limited